BRIGHT MOUNTAIN MEDIA

June 13 ,2019

Alan Bergman
6821 Calle Del Paz S.
Boca Raton, Florida 33433

Dear Alan:

The Company is very pleased you are joining Bright Mountain Media, Inc. as the Chief Financial Officer, effective June 24, 2019, upon approval of The Board of Directors, under the following terms and conditions:

1. Your annual base salary will be $135,000 to be paid semi-monthly on the 15th and last day of each month.
2. You will report to the CEO, W Kip Speyer.
3. As a full-time salaried employee, you will be entitled to benefits and responsibilities contained in the Bright Mountain Media, Inc. Employee Manual dated 22-May-2018, after you have completed the requisite 90-day trial period.
4. Your job responsibilities will be, but are not limited to:
   - Coordinate and report the financial performance to the CEO. forecasts, projections and others as requested.
   - Preparation of SEC filings, such as 10-K and 10-Q.
   - Prepare timely and detailed reports on financial performance on a monthly, quarterly and annual basis.
   - Manage month-end and year-end close procedures.
   - Supervise audit and tax functions, with outside auditor(s).
   - Manage corporate accounting and adherence to GAAP, SEC rules and regulations including Sarbanes-Oxley compliance.
   - Assisting with acquisition due diligence.
5. You will be required to provide 3 weeks' notice if you plan to terminate your employment with the Company.
6. You hereby acknowledge you have read and signed the Bright Mountain Media, Inc. Confidentiality/Non-Compete Agreement and the Bright Mountain Media, Inc. Employee Manual dated 22-May-2018.
7. You will receive options to purchase 100,000 Shares of Bright Mountain Media common stock upon approval of the Board of Directors
8. I will ask you to meet with our corporate counsel, Charlie Pearlman and audit committee member, Chuck Lichtman.
9. Per your request, you will be able to take off June 27th from work.
10. Please be prepared to start on June 24th as a consultant at the same rate, in case the board approval takes extra days.

We are looking forward to your first day of employment, June 24, 2019

Sincerely,

W. Kip Speyer
Chief Executive Officer

Read and understood:

Alan Bergman　　　　6/13/2019
　　　　　　　　　　Date

cc: Maria Montiglio cc. Charlie Pearlman cc. W. Kip Speyer